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                                                                   Exhibit 10.23

                                SECOND AMENDMENT
                             TO THE ST. JOE COMPANY
                        1999 EMPLOYEE STOCK PURCHASE PLAN

This second amendment to The St. Joe Company 1999 Employee Stock Purchase Plan (the "Plan") is made pursuant to Sections 4 and 15 thereof, and is effective as of January 1, 2002.

1. The first paragraph of Section 6 shall be amended to read in full as follows:

      "ELECTION TO PARTICIPATE. Once an employee becomes an Eligible Employee, that employee may become a Participant effective on the first day of the month after he or she becomes eligible, or on the first day of any later payroll period, provided that at least thirty (30) days prior to the date the payroll deductions are to begin the Eligible Employee files a properly completed Enrollment Form with the persons designated by the Compensation Committee. If an Enrollment Form is filed less than thirty (30) days prior to the date payroll deductions are to begin, the Company will accommodate such request as of the intended effective date if it is administratively feasible to do so. Such regular payroll deductions shall be subject to the provisions and limitations of Section 9. All regular payroll deductions shall be held by the Company until the funds are forwarded to the Custodian for purchase of shares."

All provisions of the Plan not specifically mentioned in this amendment shall be considered modified to the extent necessary to be consistent with the changes made in this amendment.

                                         THE ST. JOE COMPANY

Date: May 29, 2002                       /s/ Rachelle Gottlieb
                                         ---------------------------------------
                                         By: Rachelle Gottlieb
                                         Title: Vice President, Human Resources